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                                                                   EXHIBIT 3.3.2



          CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED ARTICLES OF
                INCORPORATION OF AMERICAN STATES WATER COMPANY,
                             DATED AUGUST 25, 1999



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                            CERTIFICATE OF AMENDMENT
                                       OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN STATES WATER COMPANY
                           (A CALIFORNIA CORPORATION)


      Floyd E. Wicks and McClellan Harris III certify that:

      1. They are the duly elected and acting President and Secretary, respectively of American States Water Company (the "Corporation").

      2. The Amended and Restated Articles of Incorporation of the Corporation shall be amended by striking in its entirety the first full paragraph of Article IV of the Amended and Restated Articles of Incorporation which now reads:

            "This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,231,600; 150,000 shares are to be New
            Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 81,600 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,040,000; and 30,000,000 shares are to be Common Shares with no par value and a stated value of $2.50 per share and an aggregate par value of $75,000,000."


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and substituting therefore the following paragraph to read in full as follows:

            "This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,230,000; 150,000 shares are to be New
            Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 80,000 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,000,000; and 30,000,000 shares are to be Common Shares with no par value and a stated value of $2.50 per share and an aggregate par value of $75,000,000."

      3. The Restated Articles of Incorporation of the Corporation shall be further amended by striking in its entirety paragraph (ii) of Paragraph 15 of
Article IV of the Amended and Restated Articles of Incorporation which now reads:

            "(ii) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5%
            Series, shall be 17,600."

and substituting therefore the following paragraph to read in full as follows:

            "(ii) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5%
            Series, shall be 16,000."


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      4.    The foregoing amendments set forth in paragraphs 2 and 3 of this
Certificate are each amendments that may be adopted by the Board of Directors alone (and which were so adopted) because the amendments are required by Section 510 of the California General Corporation Law to reflect the reacquisition of a portion of the Corporation's Preferred Shares, 5% Series, $25 par value, in accordance with the sinking fund provisions thereof. Such reacquired Preferred Shares cannot be reissued.

      5. The foregoing amendments have been duly approved by the Board of Directors as required by Section 905(b) of the California General Corporation Law.

      We further declare, under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate of Amendment are true and correct.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate in San Dimas, California on this 11th day of August, 1999.



                                          -------------------------------------
                                               FLOYD E. WICKS,  President


                                          -------------------------------------
                                            McCLELLAN HARRIS III,  Secretary


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August 10, 1999

Office of the Secretary of State
State of California
Attn: Certification Unit
1500 - 11th Street
Sacramento, CA  95814

Ladies and Gentlemen:

RE:   American States Water Company
      Corporate No. 137226

Please find enclosed herewith for filing two (2) originals of a Certificate of Amendment of Restated Articles of Incorporation of American States Water Company, a California Corporation. One original should be filed with your office and the other is to be date stamped and returned to me in the enclosed self-addressed, prepaid envelope.

In addition, please find the Corporation's check for $30.00, which represents the filing fee.

Any questions regarding this matter should be directed to the undersigned person at (909) 394-3600, extension 705.

Sincerely,




McClellan Harris III
Chief Financial Officer, Vice President - Finance,
Treasurer and Corporate Secretary

Enclosure(s)